                                                                   EXHIBIT 10.11

                                                                        MEDICODE
October 9, 1996

Mr. Terry L. Cameron
232 North Kings Hwy., #1006
St. Louis, MO  63108

Dear Terry:

On behalf of Medicode Inc., I am pleased to extend to you an offer to join Medicode as Sr. Vice President of the Provider Division, reporting directly to Gene Cattarina. We believe that your active involvement and participation with Medicode, Inc., will be an asset in the Company's overall success.

The compensation package which Medicode is prepared to offer consists of the following components:

     Base salary of $130,000 per annum

     Executive bonus plan:  Up to 50% of salary

     Stock Options: 40,000 shares of Medicode stock to be vested over 4 years. Our estimate of the strike price is $2.50/share. This will be confirmed at our board meeting on 10/19/96.

     Benefits package comprised of health insurance, paid holidays, paid vacation, sick leave, 125 plan, company-contributing 401(k) plan, long-term disability, short-term disability, life insurance and AD&D.

     Travel expense reimbursement: Airfare between Salt Lake City and St. Louis, lodging and automobile rental for a period of three months.

     Relocation expense reimbursement: Medicode will pay closing costs and commission sales expenses on your residence in St. Louis; all moving costs; and closing costs for home or land in Utah. These amounts will be grossed up to cover applicable taxes.

     Medicode will pay Washington University up to $30,000 to compensate for expenses incurred by the University when relocating you to St. Louis.

     Six month salary severance if terminated by Medicode without cause.

We would anticipate you joining Medicode on a full-time basis by December 15, 1996 or earlier. We are excited about the prospect of having you join our Executive Management Team and look forward to hearing from you. Please let me know if you have any questions or need additional information.

Sincerely,                                    Accepted:


/S/ Ann S. Bezdjian
Ann S. Bezdjian                               /S/ Terry Cameron
                                              ---------------------------------
Human Resource Director                       Terry Cameron

                                                    10-31-96
                                              ---------------------------------
                                              Date

                                                  MED-INDEX
                                                  MEDICAL DATA RESEARCH
                                                  AND SOFTOUCH ARE
                                                  DIVISIONS OF MEDICODE, INC.

                                                  5225 WILEY POST WAY, SUITE 500
                                                  SALT LAKE CITY, UTAH 84116
                                                  (801) 536-1005
                                                  FAX (801) 536-1009